Pineapple, Inc.

March 10, 2023

Jaime Ortega
1304 W 2nd Street
Los Angeles, CA 90012

RE: Amended Binding Letter of Intent

Dear Mr. Ortega:

This Amended Binding Letter of Intent ("ABLOI") shall be effective December 31, 2022 and sets forth our understanding as to the basic terms of the purchase of equity and transfer of the same between the current holder of said assets, **Pineapple, Inc.** ("PNPL"), and **Jaime Ortega**, ("ORTEGA"). By signing this letter, PNPL and ORTEGA confirm the terms set forth herein. This Letter of Intent is legally binding in nature, supersedes the prior Letter of Intent signed January 2, 2023 and does not require additional agreements to be executed.

Recitals:

WHEREAS, PNPL is the current 45.17% owner of Pineapple Ventures, Inc ("PVI"), which was previously purchased from ORTEGA by PNPL for stock consideration.

WHEREAS, PNPL hereby agrees to sell 45.17% interest in PVI for a purchase price of 20,000,000 PNPL shares paid at execution of this Letter of Intent ("Share Cancellation"). PNPL and ORTEGA further agree that PNPL shall no longer owe PVI or Neu-Ventures, Inc. ("NVI"), entities that are both 100% owned by ORTEGA, any funds and that PNPL shall no longer have any indebtedness to PVI or NVI after the date of this Agreement.

Expenses. Except as otherwise provided herein, PNPL and ORTEGA shall each pay their own respective fees and other out-of-pocket expenses incurred in connection with the transactions contemplated herein.

Governing Law. This ABLOI will be governed by and construed in accordance with the laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of California.

Counterparts. This ABLOI may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Letter of Intent and all of which, when taken together, will be deemed to constitute one and the same agreement.

If the foregoing reflects your understanding of the basic terms of the proposed transaction, please sign a copy of this letter in the space indicated below and return the same to me.

Very truly yours,

Pineapple, Inc.

Matthew Feinstein

Matthew Feinstein – Board Chairman

Acknowledged and agreed
this 10th day of March 2023.

____
By: Jaime Ortega

Acknowledged and agreed
this 10th day of March 2023.

Matthew Feinstein
By: Matthew Feinstein, Board Chairman

Pineapple, Inc.